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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. _________) and the related Prospectus of EquiMed, Inc. (successor to EquiVision, Inc.) for the shelf registration of 10,000,000 shares of its common stock and to the incorporation by reference therein of our reports (a) dated March 1, 1996, with respect to the consolidated financial statements and schedules of EquiVision, Inc. and (b) dated March 20, 1996, with respect to the combined statements of Colkitt Oncology Group included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission and (c) dated June 12, 1996, with respect to the combined financial statements of E. Ronald Salvitti, M.D., Inc., Washington Optical, Inc., Wallace Eye Surgery, Ltd., and The Laser & Surgery Center, Inc. included in its Current Report on Form 8-K dated September 24, 1996, filed with the Securities and Exchange Commission.



                                               ERNST & YOUNG LLP


Atlanta, Georgia
September 20, 1996